UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
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ActivePassive Large Cap Growth Fund

Advisors Series Trust
615 E Michigan Street
Milwaukee, WI 53202

____________________________
INFORMATION STATEMENT

This Information Statement is being mailed on or about June 30, 2011 to shareholders of record as of May 31, 2011 (the “Record Date”).  The Information Statement is being provided to shareholders of the ActivePassive Large Cap Growth Fund (the “Fund”), a series of Advisors Series Trust, 615 E. Michigan St. Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the advisor to the Fund, FundQuest Incorporated (“FundQuest” or the “Advisor”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Advisor may, subject to the Trust’s Board of Trustee’s (the “Board”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with TCW Investment Management Company (“TCW”), a new sub-advisor for the Fund effective June 1, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ACTIVEPASSIVE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-877-273-8635.

THE ADVISOR AND ITS ADVISORY AGREEMENT

FundQuest Incorporated, located at 75 State Street, 6th Floor, Boston, MA 02109, serves as investment advisor to the following seven funds (collectively referred to as the “Funds”), all of which are series of the Trust:

ActivePassive Global Bond Fund
ActivePassive Intermediate Municipal Bond Fund
ActivePassive Intermediate Taxable Bond Fund
ActivePassive International Equity Fund
ActivePassive Large Cap Growth Fund
ActivePassive Large Cap Value Fund
ActivePassive Small/Mid Cap Fund

The Advisor entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated December 24, 2007, as continued on December 10, 2009 and December 9, 2010, to serve as the Investment Advisor to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on December 31, 2007.  The Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Advisor, and by the Advisor upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Advisor, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Advisor receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Advisor pays sub-advisors a sub-advisory fee. The Advisor currently utilizes six (6) sub-advisors. Under the Advisory Agreement, the Advisor monitors the performance of sub-advisors on an ongoing basis. Factors it considers with respect to each sub-advisor include, among others:

•	the qualifications of the sub-advisor’s investment personnel,
•	the sub-advisor’s investment philosophy and process, and
•	the sub-advisor’s long-term performance results.

The Advisor considers these collectively as “the “Sub-advisor Factors.”  Each sub-advisor serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-advisor manages the portion of the investment portfolio allocated to it by the Advisor, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

TCW began serving as the sub-advisor to the Fund on June 1, 2011.  The prior sub-advisor, Transamerica Investment Management, LLC (“TIM”), served as the sub-advisor to the Fund from December 31, 2007 through April 1, 2011.  On January 28, 2011, the Trust was notified by TIM that effective April 1, 2011, TIM was terminating the sub-advisory agreement between itself and the Advisor.   FundQuest subsequently decided to recommend TCW as the new sub-advisor to the ActivePassive Large Cap Growth Fund.

At a regular meeting of the Trust’s Board held on June 1, 2011, the Board, including the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a new Sub-advisory Agreement with TCW for the ActivePassive Large Cap Growth Fund.  The terms and conditions of the new Sub-advisory Agreement with TCW are generally similar in all material respects to the terms and conditions of the previous Sub-advisory Agreement with TIM, which the Board last reviewed and approved at its Board meeting held on December 9, 2010.  The fees payable to TCW under its Sub-advisory Agreement, though slightly less than the fees previously paid to TIM, do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-advisor to the Fund; (2) the investment  performance of the Fund and its sub-advisor; (3) the costs of the services to be provided and profits to be realized by the sub-advisor and its affiliates from the sub-advisor’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Advisor, the sub-advisor, or their affiliates, from the sub-advisor’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-advisor were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that TCW’s fees would continue to be paid entirely by the Advisor so that no additional expenses would be borne by shareholders for the engagement of TCW.  The Board considered the scope and quality of services to be provided by the sub-advisor, including the fact that the sub-advisor pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio manager responsible for managing the sub-advisor’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-advisor. Based on these considerations, the Board was satisfied, with respect to TCW and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-advisor’s services and (2) the sub-advisor’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board, including the Independent Trustees, unanimously approved the Sub-advisory Agreement with TCW.  As a result of the Board’s determination, TCW became a sub-advisor to the ActivePassive Large Cap Growth Fund effective June 1, 2011.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH TCW

The terms and conditions of the new Sub-advisory Agreement with TCW are generally similar in all material respects to the terms and conditions of the prior Sub-advisory Agreement with TIM.  Under the new Sub-advisory Agreement with TCW, as under the prior Sub-advisory Agreement with TIM, TCW will, subject to the direction and control of the Advisor and the Board of Trustees and in accordance with the investment objective and policies of the ActivePassive Large Cap Growth Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  As with the prior Sub-advisory Agreement with TIM, the new Sub-advisory Agreement with TCW provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement with TCW, as with the prior Sub-advisory Agreement with TIM, also can be terminated at any time, without the payment of any penalty, by the Board, the Advisor, TCW, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  Similar to the prior Sub-advisory Agreement with TIM, the new Sub-advisory Agreement with TCW terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement with TCW, as under the prior Sub-advisory Agreement with TIM, TCW’s fees are based on the assets that TCW is responsible for managing.  Under both the prior and new Sub-advisory Agreements, the sub-advisory fee is paid by the Advisor out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees TCW receives are included in the Advisor’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Advisor receives an advisory fee from the Fund, computed daily and payable monthly, in accordance with the following schedule:

ActivePassive Large Cap Growth Fund
Fees received by Advisor from Fund	0.75% of average net assets
Fees received by TCW from Advisor	0.38% of average net assets

The Advisor has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes and extraordinary expenses, of the ActivePassive Large Cap Growth Fund at 1.30% for Class A shares.

INFORMATION REGARDING TCW

As the sub-advisor to the Fund, TCW seeks to achieve the ActivePassive Large Cap Growth Fund’s investment objective of long-term capital appreciation by investing, under normal conditions, at least 80% of its net assets, plus any borrowings for investment purposes, directly in equity securities of large capitalization U.S. companies and in investment companies, such as mutual funds or exchange-traded funds (“ETFs”), which invest primarily in those types of equity securities.  The Fund defines large capitalization stocks as stocks of those companies represented by the Russell 1000® Index.  As of the most recent reconstitution, companies in the Russell 1000® Index have market capitalizations ranging from $1.2 billion to $283 billion.  The Fund’s investments may include direct investments in common stocks, preferred stocks, convertible securities of companies that the Advisor or sub-advisor believes have the potential for growth and actively managed mutual funds, as well as through passive investments in those securities through ETFs and mutual funds.  The Fund may also invest up to 15% of its net assets in American Depositary Receipts and Global Depositary Receipts.  The Fund may also invest up to 20% of its net assets in equity securities of medium capitalization U.S. companies.

TCW, located at 865 S. Figueroa Street, Suite 1800, Los Angeles, CA 90017, is majority owned by Société Générale Asset Management SA, which is controlled by Société Générale SA, and has been an SEC-registered investment adviser since 1987.  TCW provides discretionary investment management services to individuals, high net worth individuals, banking or thrift institutions, investment companies, pension and profit sharing plans, other pooled investment vehicles, charitable organizations, corporations, state or municipal government entities and Native American tribes.  The Chief Executive Officer of TCW is Marc I. Stern.  In addition to serving as Chief Executive Officer, Mr. Stern serves as Chairman and is also a Director for TCW, along with Michael E. Cahill, Executive Vice President, General Counsel and Secretary, and David S. DeVito, Executive Vice President and Chief Administrative Officer.  The other officers of TCW are Hilary G. Lord, Chief Compliance Officer, Joseph M. Burschinger, Executive Vice President and Chief Risk Officer, and Richard M. Villa, Chief Financial Officer.

TCW’s portion of the ActivePassive Large Cap Growth Fund is managed by Craig C. Blum, CFA.  Mr. Blum joined TCW in 1999 as a research analyst in the U.S. Equity Research group covering data networking, communications equipment, and enterprise technology companies.  In 2002, Mr. Blum became a member of the Concentrated Core/Select Equities group and was subsequently named portfolio manager in 2004.  He received his BS in Applied Mathematics and Computer Science from the University of California at Los Angeles (UCLA), and his MBA from the UCLA Anderson Graduate School of Management.  Mr. Blum is a CFA charterholder.

Other Investment Companies Advised or Sub-Advised by TCW.  TCW currently acts as advisor or sub-advisor to the following registered investment companies (mutual funds) having similar investment objectives and policies to those of the ActivePassive Large Cap Growth Fund. The table below also states the approximate size of these mutual funds as of May 31, 2011, the current advisory fee rate for the mutual funds as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of May 31, 2011	Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
TCW Select Equities Fund	$566,169,570	0.75%

TCW has agreed to reduce its investment management fee or to pay the operating expenses of the TCW Selects Equities Fund to limit the Fund’s operating expenses to an amount not to exceed the previous month’s expense ratio average for comparable funds as calculated by Lipper Inc. This expense limitation is voluntary and terminable on six months notice.

Liberty All-Star Equity Fund	$226,351,655	0.40% - first $400 million 0.36% - next $400 million 0.324% - next $400 million 0.292% - over $1.2 billion	Not applicable; TCW is sub-adviser to the Fund.
Liberty All-Star Growth Fund	$47,309,204	0.40% - first $300 million 0.36% - over $300 million	Not applicable; TCW is sub-adviser to the Fund.

BROKERAGE COMMISSIONS
For the fiscal year ended October 31, 2010, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND
ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semiannual report is available on request, without charge, by writing to the ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-877-273-8635.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Funds.  For each person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parents are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the ActivePassive Large Cap Growth Fund:

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services LLC FBO Customers 200 Liberty Street New York, NY 10281	Fidelity Management & Research Co.	DE	91.32%	Record

Pershing P.O. Box 2052 Jersey City, NJ 07303	N/A	N/A	6.57%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The ActivePassive Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-273-8635.

Important Notice regarding the Availability of Information Statement:  This Information Statement is available at http://www.activepassivefunds.com.